UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 22, 2006

Merrimac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11201	22-1642321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Fairfield Place, West Caldwell, New Jersey		07006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 575-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 22, 2006 at the Annual Meeting of Stockholders of Merrimac Industries, Inc. (the ‘‘Company’’), stockholders of the Company approved the 2006 Stock Option Plan (the ‘‘Stock Option Plan’’), the 2006 Key Employee Incentive Plan (the ‘‘Incentive Plan’’), and the 2006 Non-Employee Directors’ Stock Plan (the ‘‘Non-Employee Directors’ Stock Plan’’) (collectively, the ‘‘Plans’’), which were previously approved by the Board of Directors on April 26, 2006. The Plans became effective upon approval by the stockholders of the Company.

For a description of the material features of the Stock Option Plan, please refer to pages 26-31 of the Company’s Definitive Proxy Statement (‘‘Proxy’’), for a description of the material features of the Incentive Plan, please refer to pages 31-36 of the Proxy, and for a description of the material features of the Non-Employee Directors’ Stock Plan, please refer to pages 36-39 of the Proxy, filed with the Securities and Exchange Commission on May 1, 2006. A copy of the Stock Option Plan, Incentive Plan and the Non-Employee Directors’ Stock Plan are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

10.1	Merrimac Industries, Inc. 2006 Stock Option Plan (incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 1, 2006).

10.2	Merrimac Industries, Inc. 2006 Key Employee Incentive Plan (incorporated by reference to Exhibit B of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 1, 2006).

10.3	Merrimac Industries, Inc. 2006 Non-Employee Directors’ Stock Plan (incorporated by reference to Exhibit C of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 1, 2006).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAC INDUSTRIES, INC. By: /s/ Robert V. Condon Name: Robert V. Condon Title: Vice President, Finance and Chief Financial Officer

Date: June 22, 2006